Consent of Independent Registered Public Accounting Firm

NeoPhotonics Corporation
San Jose, California
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated February 25, 2021, relating to the consolidated financial statements and the effectiveness of NeoPhotonics Corporation’s internal control over financial reporting, appearing in NeoPhotonics Corporation’s Annual Report on Form 10-K for the year ended December 31, 2020.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

San Jose, California
August 27, 2021